Filed Pursuant to Rule 424(b)(5)
File No. 333-208480

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED FEBRUARY 15, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 11, 2015)

$

SNAP-ON INCORPORATED

    % Notes due

The notes will mature on                     ,              . Interest on the notes will accrue at the rate of     % per year. Interest on the notes will be payable semi-annually on                  and                 of each year, beginning on                 , 2017. We may redeem the notes in whole or in part at any time at the applicable redemption price as described in this prospectus supplement under “Description of the Notes—Optional Redemption.” Upon the occurrence of a change of control repurchase event, the holders of the notes may require us to purchase all or a portion of their notes at the repurchase price described in this prospectus supplement under “Description of the Notes—Change of Control Repurchase Event.” The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

See “Risk Factors” beginning on page S-5 for a discussion of certain risk factors that prospective investors should consider before investing in our notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to Snap-on Incorporated		%	$

(1)	Plus accrued interest from February , 2017, if settlement occurs after such date.

The notes will not be listed for trading on any securities exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the notes.

The notes are expected to be delivered in book-entry only form through the facilities of The Depository Trust Company for the benefit of its participants, including Euroclear Bank S.A/N.V. and Clearstream Banking, S.A., on or about February     , 2017.

Joint Book-Running Managers

Citigroup	J.P. Morgan

February     , 2017

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus, the documents we have incorporated by reference or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction which does not permit their offer or sale. You should not assume that the information provided in this prospectus supplement or the accompanying prospectus, or the information we have previously filed with the Securities and Exchange Commission that we incorporate by reference, is accurate as of any date other than the respective dates of those documents in which such information is contained. If information in this prospectus supplement updates, or is inconsistent with, the information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the prospectus.

For purposes of this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context otherwise indicates, references to “Snap-on,” “us,” “we,” “our,” “ours,” or the “company” are to Snap-on Incorporated, including, as appropriate, its subsidiaries.

S-i

FORWARD-LOOKING STATEMENTS

Statements in this document that are not historical facts, including statements that (1) are in the future tense; (2) include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or our management; (3) are specifically identified as forward-looking; or (4) describe Snap-on’s or our management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution the reader that any forward-looking statements included in this document that are based upon assumptions and estimates were developed by management in good faith and are subject to risks, uncertainties or other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results or regarded as a representation by us or our management that the projected results will be achieved. For those forward-looking statements, we caution the reader that numerous important factors, such as the risk factors beginning on page S-5 and the risks identified in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated herein by reference, could affect our actual results and could cause our actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, Snap-on. We disclaim any responsibility to update any forward-looking statements provided in this document, except as required by law.

S-ii

SUMMARY

This summary provides an overview of the company and its subsidiaries and certain key aspects of the offering. This summary is not complete and does not contain all of the information you should consider before purchasing our notes. Before purchasing our notes, you should read carefully all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Risk Factors” and our consolidated financial statements and related notes.

The Company

Snap-on Incorporated, which has been in existence for approximately 95 years, is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks.

Our products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in critical industries, such as aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. We also derive income from various financing programs designed to facilitate the sales of our products and support our franchise business.

We market our products and brands through multiple sales distribution channels in more than 130 countries. Our largest geographic markets include the United States, Europe, Canada and Asia-Pacific. We reach our customers through our franchisee, company-direct, distributor and internet channels. We originated the mobile tool distribution channel in the automotive repair market.

Our primary customer segments include: (1) commercial and industrial customers, including professionals in critical industries and emerging markets; (2) professional vehicle repair technicians who purchase products through our worldwide mobile tool distribution network; and (3) other professional customers related to vehicle repair, including owners and managers of independent and original equipment manufacturer (“OEM”) dealership service and repair shops (“OEM dealerships”). In addition, our financial services customer segment includes: (1) franchisees’ customers and certain other customers of Snap-on who require financing for the purchase or lease of tools and diagnostics and equipment products on an extended-term payment plan; and (2) franchisees who require financing for business loans and vehicle leases.

Our business segments are based on the organization structure used by management for making operating and investment decisions and for assessing performance. Our reportable business segments are: (1) the Commercial & Industrial Group; (2) the Snap-on Tools Group; (3) the Repair Systems & Information Group; and (4) Financial Services. The Commercial & Industrial Group consists of our business operations serving a broad range of industrial and commercial customers, including professionals in critical industries and customers in emerging markets, primarily through direct and distributor channels. The Snap-on Tools Group consists of our business operations primarily serving vehicle service and repair technicians through our worldwide mobile tool distribution channel. The Repair Systems & Information Group consists of our business operations serving other professional vehicle repair customers worldwide, primarily owners and managers of independent repair shops and OEM dealerships, through direct and distributor channels. Financial Services consists of the business operations of our financial services subsidiaries.

Our headquarters are located at 2801 80th Street, Kenosha, Wisconsin 53143, and our telephone number is (262) 656-5200.

The Offering

Issuer	Snap-on Incorporated.

Notes Offered	$ aggregate principal amount of % Notes due .

Maturity	The notes will mature on , .

Interest	The notes will bear interest at % per annum, payable semi-annually in arrears.

Interest Payment Dates	and of each year, beginning , 2017.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. See “Description of the Notes—General.”

Optional Redemption	We may redeem the notes, in whole or in part, at any time at the redemption price described under “Description of the Notes—Optional Redemption.”

Change of Control	Upon the occurrence of a change of control repurchase event (as defined under “Description of the Notes—Change of Control Repurchase Event”), unless we have exercised our right to redeem the notes, each holder of the notes will have the right to require us to purchase all or a portion of such holder’s notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Covenants	The indenture under which the notes will be issued contains limitations on, among other things, our ability to:

•	incur debt secured by certain liens;

•	engage in certain sale and lease-back transactions;

•	transfer principal properties to specified subsidiaries; and

•	consolidate or merge with or into, or sell substantially all of our assets to, another person.

These covenants are, however, subject to important exceptions. See “Description of the Notes—Certain Restrictive Covenants and Events of Default” in this prospectus supplement and “Description of Debt Securities—Covenants Applicable to Senior Debt Securities” in the accompanying prospectus.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ , after deducting the underwriting discount and estimated offering expenses payable by us. We anticipate using the net proceeds from the sale of the notes to repay a portion of our outstanding commercial paper and for general corporate purposes, which may include working capital, capital expenditures and possible acquisitions.

Minimum Denominations	The notes will be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form	The notes are being issued in fully registered form and the notes will be represented by one or more global notes deposited with The Depository Trust Company (“DTC”) or its nominee and registered in book-entry form in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and transfers will only be made through, the records maintained by DTC and its participants.

Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities under the indenture ranking equally and ratably with the notes in all respects. A separate CUSIP and ISIN will be issued for any additional debt securities unless the additional debt securities are fungible for U.S. federal income tax purposes.

Governing Law	State of New York.

Trustee	U.S. Bank National Association.

Risk Factors	For a discussion of factors you should carefully consider before deciding to invest in the notes, see “Risk Factors” beginning on page S-5 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 incorporated by reference into this prospectus supplement.

Summary Historical Consolidated Financial Information

Our annual historical information is derived from our audited consolidated financial statements as of and for the five fiscal years ended December 31, 2016, January 2, 2016, January 3, 2015, December 28, 2013 and December 29, 2012. This information is only a summary and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus supplement. The historical results included below are not necessarily indicative of our future performance.

	Fiscal year ended
	2016	2015	2014	2013	2012
	(in millions)
Net sales	$3,430.4	$3,352.8	$3,277.7	$3,056.5	$2,937.9
Total revenues (1)	3,711.8	3,593.1	3,492.6	3,237.5	3,099.2
Gross profit	1,709.6	1,648.3	1,584.3	1,472.9	1,390.0
Net earnings	559.6	490.6	432.1	359.7	314.6
Net earnings attributable to Snap-on Incorporated	546.4	478.7	421.9	350.3	306.1
Cash and cash equivalents	77.6	92.8	132.9	217.6	214.5
Total assets	4,723.2	4,331.1	4,162.0	3,994.5	3,789.7
Long-term debt	708.8	861.7	862.7	858.9	970.4
Total shareholders’ equity attributable to Snap-on Incorporated	2,617.2	2,412.7	2,207.8	2,113.2	1,802.1

(1)	Defined as Total net sales plus Financial Services revenue.

Ratio of Earnings to Fixed Charges

Snap-on’s ratio of earnings to fixed charges for each of the periods indicated is included in the table below:

	Fiscal year ended
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	15.8	14.2	12.5	10.1	9.0

RISK FACTORS

You should carefully consider the following risk factors, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in our notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known or that we currently believe to be immaterial may also adversely affect us.

Risks Related to Our Businesses

For a discussion of risks relating to businesses of Snap-on Incorporated, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our other filings with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement.

Risks Related to the Notes

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which is, in turn, subject to prevailing economic conditions and to financial, business and other factors beyond our control.

As the notes pay a fixed rate of interest, an increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of the notes may not reflect all risks of an investment in the notes.

The notes will initially be rated by three nationally recognized statistical rating organizations. The ratings of our notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. A rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect the market price of our securities and our cost of financing.

Credit rating agencies rate our debt securities, including the notes, on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions the rating agencies may take include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading would likely have an adverse effect on the market price of our securities, including the notes, increase our cost of financing and limit our access to the capital markets.

We may not have sufficient cash to repurchase the notes upon the occurrence of a change of control repurchase event.

As described under “Description of the Notes—Change of Control Repurchase Event,” we will be required to offer to repurchase all of the notes upon the occurrence of a change of control repurchase event. We may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to repurchase the notes under such circumstances. If we are unable to repurchase the notes upon the occurrence of a change of control repurchase event, it would result in an event of default under the indenture.

There may be no public trading market for the notes.

A market for the notes may not develop or, if it does develop, it may not be maintained. If a market develops, the notes could trade at prices that may be higher or lower than the initial offering price or the price at which you purchased the notes, depending on many factors, including prevailing interest rates, our financial performance, the amount of indebtedness we have outstanding, the market for similar securities, the redemption and repayment features of the notes to be sold and the time remaining to maturity of your notes. We have not applied, and do not intend to apply, for listing of the notes on any securities exchange or any automated quotation system. If an active market for the notes fails to develop or be sustained, the trading price and liquidity of the notes could be adversely affected.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

We are not restricted under the terms of the indenture or the notes from incurring additional indebtedness. The indenture, among other things, limits our ability to secure additional debt without also securing the notes, to enter into sale and leaseback transactions and to transfer certain of our assets to unrestricted subsidiaries, in each case with respect to our principal properties. These limitations are also subject to important exceptions. See “Description of the Notes—Certain Restrictive Covenants and Events of Default” in this prospectus supplement and “Description of Debt Securities—Covenants Applicable to Senior Debt Securities” in the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due.

Effective subordination of the notes may reduce amounts available for payment of the notes.

We conduct a significant portion of our operations through our subsidiaries. As a result, our ability to service our debt, including our obligations under the notes and other obligations, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or the payment of funds to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make funds available to us, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances to us by our subsidiaries depend upon the earnings of those subsidiaries, are subject to various business considerations and may be subject to contractual or statutory restrictions.

Holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade creditors. As of December 31, 2016, our subsidiaries had indebtedness in the aggregate principal amount of $21.4 million. In the event of a default by a subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate such subsidiary’s debt prior to such subsidiary distributing to us amounts that we could have used to make payments on the notes.

In addition, the notes will be unsecured and, as a result, the notes will be effectively subordinated to any and all of our secured debt. The holders of any secured debt may foreclose on our assets securing such debt, reducing the cash flow from the foreclosed property available for payment of our unsecured debt, including the notes. The holders of any secured debt that we may have also would have priority over unsecured creditors in the event of our liquidation. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt would be entitled to proceed against their collateral, and that collateral would not be available for payment of unsecured debt, including the notes.

We may be unable to refinance our indebtedness.

We may need to refinance all or a portion of our indebtedness, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms or at all.

We may choose to redeem the notes prior to maturity.

We may redeem some or all of the notes at any time as described under “Description of the Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $        , after deducting the underwriting discount and estimated offering expenses payable by us. We anticipate using the net proceeds from the sale of the notes to repay a portion of our outstanding commercial paper and for general corporate purposes, which may include working capital, capital expenditures and possible acquisitions. On February 1, 2017, we had approximately $285.0 million of commercial paper borrowings, which had a weighted-average maturity of 7.0 days and had a weighted-average annual interest rate of 0.89%.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2016:

•	on an actual basis; and

•	as adjusted to give effect to the sale of the notes in this offering and the application of the estimated net proceeds of this offering as described under “Use of Proceeds.”

You should read the information in this table together with “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” along with our financial statements and related notes, included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted
	(in millions, except share data)
	(unaudited)
Short-term debt	$301.4	$
Long-term debt:
Long-term debt (1)	708.8		708.8
% notes due offered hereby	—

Total debt	1,010.2

Common shareholders’ equity
Common stock—authorized 250,000,000 shares, $1 par value; issued 67,400,250 and 67,392,545 shares, respectively	67.4		67.4
Additional paid-in capital	317.3		317.3
Retained earnings	3,384.9		3,384.9
Accumulated other comprehensive loss	(498.5)		(498.5)
Treasury stock at cost	(653.9)		(653.9)

Total shareholders’ equity attributable to Snap-on Incorporated	2,617.2		2,617.2

Total capitalization (2)	$3,627.4	$

(1)	Includes $150.0 million of unsecured 5.50% notes that were repaid on maturity in January 2017.
(2)	Defined as Total debt plus Total shareholders’ equity attributable to Snap-on Incorporated.

DESCRIPTION OF THE NOTES

We have summarized the material terms and conditions of the notes below. This summary supplements the description of the general terms and conditions of the debt securities under the caption “Description of Debt Securities” in the accompanying prospectus and, to the extent that this summary is inconsistent with such description, replaces such description. This summary of provisions of the indenture does not purport to be complete and is subject to all of the provisions of the indenture and the notes. You should read the indenture and the notes, copies of which are available from us upon request.

Capitalized terms used and not defined in this section of this prospectus supplement have the meanings specified in the indenture. References to “Snap-on,” “us,” “we,” “our,” “ours” or the “company” in this section are to Snap-on Incorporated (parent company only) and not its consolidated subsidiaries.

General

We will issue the notes as a separate series of debt securities under the indenture dated as of January 8, 2007, between us and U.S. Bank National Association, as trustee. The indenture is further described in the accompanying prospectus.

We are initially offering the notes in the aggregate principal amount of $        . We may, without the consent of the holders of the notes, create and issue additional notes of this series ranking equally with and otherwise similar in all respects to the notes of this series (except for the issue date and, in some cases, the public offering price and the first interest payment date) so that those additional notes will be consolidated and form a single series with the other outstanding notes of this series; provided, however, that a separate CUSIP and ISIN will be issued for any additional notes unless the additional notes and the notes offered under this prospectus supplement are fungible for U.S. federal income tax purposes. The notes will bear interest at a rate of     % per annum. The notes will mature on                 ,                 , unless redeemed prior to that date. See “—Interest” below.

We may redeem the notes at any time at our option as described under “—Optional Redemption.”

The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will effectively rank junior to any secured indebtedness that exists or that we may incur in the future to the extent of the value of the assets securing such indebtedness.

A significant amount of our consolidated assets is held by our subsidiaries. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of such subsidiaries’ creditors, including trade creditors. See “Risk Factors—Risks Related to the Notes—Effective subordination of the notes may reduce amounts available for payment of the notes.”

We will issue the notes only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not have the benefit of any sinking fund.

We may, subject to compliance with applicable law, at any time, purchase notes in the open market or otherwise.

Interest

The notes will mature on                 ,                 , unless redeemed or repurchased prior to that date. The notes will bear interest at a rate of     % per annum. Interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semi-annually in arrears on                  and                 of each year, beginning on                 , 2017. Interest will be paid to the person in whose name the notes are registered at the close of business on the                  and                 (whether or not that date is a business day), as the case may be, immediately preceding such interest payment date. We will compute interest on the basis of a 360-day year consisting of twelve 30-day months. We will make payments on the notes at the offices of the trustee by wire transfer for notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the notes register.

If any interest payment date or maturity, redemption or repurchase date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Optional Redemption

Prior to                 ,                 , we may, at our option, redeem the notes, in whole or from time to time in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (not including any portion of such payments of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus basis points, plus, in either case, accrued and unpaid interest on the notes being redeemed to the redemption date.

In addition, at any time on or after                 ,                 , we may, at our option, redeem the notes, in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the notes being redeemed to, but not including, the redemption date.

Notwithstanding the foregoing, installments of interest payable on the notes being redeemed that are due and payable on interest payment dates falling on a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will give written notice of any redemption at least 30 days but not more than 60 days prior to the redemption date to each holder of the notes at its address shown in the debt security register for the notes (or, as to notes represented by a global debt security, electronically in accordance with the depository’s procedures). The notice of redemption will specify, among other items, the aggregate principal amount of the notes to be redeemed, the redemption date and the redemption price. Once notice of redemption is given, the notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Notwithstanding anything to the contrary in the foregoing, notice of any redemption to the holders of the notes may, in our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, in our discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; and (2) two other Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Change of Control Repurchase Event

If a change of control repurchase event occurs, unless we have exercised our right to redeem all of the notes as described above by giving irrevocable notice of redemption in accordance with the indenture on or prior to the 30th day after the date on which such change of control repurchase event occurs, each holder of the notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below, at a repurchase price equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due and owing on the relevant interest payment date.

Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the transaction that constitutes or may constitute the change of control, we will give written notice to each holder at its address shown in the security register for the notes (or, as to notes represented by a global debt security, electronically in accordance with the depository’s procedures), with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date on which such notice is given or, if the notice is given prior to the change of control, at least 30 days, but no more than 60 days, from the date on which the change of control repurchase event occurs, other than as may be required by law. The notice, if given prior to the date of consummation of the change of control, will state that the offer to repurchase is conditioned on the change of control repurchase event occurring on or prior to the payment date specified in the notice.

We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the notes by virtue of such compliance.

On the change of control repurchase event payment date, we will, to the extent lawful:

(1)	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to our offer;

(2)	deposit or cause a third party to deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased.

We will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party repurchases all of the notes properly tendered and not withdrawn under the third party’s offer.

“below investment grade rating event” means the notes cease to be rated investment grade (as defined below) by at least two of the three rating agencies (as defined below) on any date within the 60-day period after the earlier of the occurrence of a change of control and the first public announcement by us of our intention to effect a change of control (which 60-day period shall be extended for so long as any of the rating agencies has publicly announced that it is considering a possible downgrade of the rating of the notes); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control repurchase event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade rating event).

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation or as a pledge for security purposes only), in one or a series of related transactions, of all or substantially all of our properties and assets and those of our subsidiaries, taken as a whole, to any person, other than us and/or one or more of our subsidiaries, other than any such transaction or series of related transactions where holders of our voting stock outstanding immediately prior thereto hold voting stock of the transferee person representing a majority of the voting power of the transferee person’s voting stock immediately after giving effect thereto; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding voting stock (as defined below) or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (3) the approval by the holders of our common stock of any plan or proposal for our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(a) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (b) immediately following that transaction, no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event. Notwithstanding anything to the contrary, no change of control repurchase event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Inc. and its successors.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“rating agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch (or, in each case, any replacement thereof appointed pursuant to this definition) ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s, S&P and/or Fitch, as the case may be; provided that we shall give notice of any such replacement to the trustee.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties and assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our properties and assets and those of our subsidiaries taken as a whole to another “person” (as such term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Certain Restrictive Covenants and Events of Default

We have summarized certain of the terms and conditions of the notes below. This summary supplements the description of the general terms and conditions of the notes under the captions “Covenants Applicable to Senior Debt Securities”, “Covenants Applicable to Senior Debt Securities—Certain Definitions”, “Events of Default”, “Defeasance, Satisfaction and Discharge to Maturity or Redemption—Defeasance of any Series” and “Defeasance, Satisfaction and Discharge to Maturity or Redemption—Satisfaction and Discharge of any Series” in the accompanying prospectus and, to the extent this summary is inconsistent with such description, replaces and supersedes such description. This summary of certain provisions applicable to the notes does not purport to be complete and is subject to all of the provisions of the indenture and the notes. You should read the indenture and the notes, copies of which are available from us upon request.

Limitations on Secured Debt

We may not, and may not permit our restricted subsidiaries to, create, assume, or guarantee any indebtedness for borrowed money that is secured by a security interest in any of our principal properties or any shares of capital stock or indebtedness of any of our restricted subsidiaries that owns any principal property without making effective provision for securing the notes equally and ratably with the secured debt. As of the date of this prospectus supplement, neither we nor any of our subsidiaries has any property that we have determined to be a principal property under the indenture. Notwithstanding this limitation on secured debt, we and our restricted subsidiaries may have debt secured by:

•	(a) any security interest on any property hereafter acquired or constructed by us or a restricted subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by us or a restricted subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any security interest upon such property existing at the time of acquisition thereof, whether or not assumed by us or such restricted subsidiary; or (c) any security interest existing on the property or on the outstanding shares of capital stock or indebtedness of a person at the time such person shall become a restricted subsidiary; or (d) a security interest on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a restricted subsidiary or at the time of a sale, lease or other disposition of the properties of a person or firm as an entirety or substantially as an entirety to us or a restricted subsidiary, provided, however, that no such security interest shall extend to any other principal property of ours or such restricted subsidiary prior to such acquisition or to the other principal property thereafter acquired other than additions to such acquired property;

•	security interests in property of ours or a restricted subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue bond type), to permit us or a restricted subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such security interests;

•	any security interest on any property or assets of any restricted subsidiary to secure indebtedness owing by it to us or to a restricted subsidiary;

•	any security interest on any property or assets of ours to secure indebtedness owing by us to any restricted subsidiary;

•	mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

•	any security interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license, and any security interest to secure public or statutory obligations;

•	security interests for taxes, assessments or governmental charges or levies not yet delinquent, or the security interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

•	security interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

•	landlords’ liens on fixtures located on premises leased by us or a restricted subsidiary in the ordinary course of business;

•	security interests in connection with certain permitted receivables financings;

•	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest permitted by the indenture; or

•	any security interest on assets and/or equity interests of a foreign subsidiary that only secures obligations of one or more foreign subsidiaries.

In addition to these exceptions, we or a restricted subsidiary may issue, assume or guarantee other secured debt without securing the notes if the total amount of secured debt outstanding (excluding indebtedness secured by the types of security interests listed above) and the value of sale and leaseback transactions (other than sale and leaseback transactions in connection with which indebtedness has been, or will be, retired in accordance with the sale and leaseback covenant in the indenture) calculated in accordance with the indenture at the time does not exceed 10% of our consolidated total assets, determined as of a date not more than 90 days prior thereto.

Reports

We agree to file with the trustee and the Securities and Exchange Commission, and transmit to holders of the notes, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same are filed with the Securities and Exchange Commission. We shall be deemed to have so filed and transmitted such information, documentation, reports and summaries upon the filing thereof via the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system). Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants applicable to the notes (as to which the trustee is entitled to rely exclusively on officers’ certificates).

Certain Definitions

“foreign subsidiary” means any subsidiary of ours that is not organized under the laws of the United States of America, any state thereof or the District of Columbia.

“secured debt” means indebtedness for money borrowed secured by a security interest in (a) any principal property or (b) any shares of capital stock or indebtedness of any restricted subsidiary that owns a principal property.

“security interest” means any mortgage, pledge, lien, encumbrance, conditional sale agreement, title retention agreement or other security interest which secures payment or performance of an obligation, excluding the interest of a lessor under an operating lease (with the determination of whether a lease constitutes an operating lease to be based upon generally accepted accounting principles in effect as of the issue date of the notes, without giving effect to any subsequent phase-in of the effectiveness of any amendments to generally accepted accounting principles that have been adopted as of the issue date of the notes).

“unrestricted subsidiary” means (a) any subsidiary of ours that at the time of determination shall be designated an unrestricted subsidiary by the board of directors (provided, however, that any subsidiary of ours having, as of the end of our most recently completed fiscal year, (i) assets (after elimination of intercompany assets) with a value in excess of 5% of the total value of the assets of us and our subsidiaries taken as a whole, or (ii) gross revenue (after elimination of intercompany revenues) in excess of 5% of our total (gross) revenue and of our subsidiaries taken as a whole, may not be designated as an unrestricted subsidiary under the indenture); and (b) any subsidiary of an unrestricted subsidiary.

Events of Default

The following are events of default with respect to the notes:

•	default for 30 days in payment of any interest on the notes;

•	failure to pay principal or premium, if any, with respect to the notes when due;

•	failure to observe or perform any other covenant, warranty or agreement in the indenture or the notes, other than a covenant, warranty or agreement a default in whose performance or whose breach is specifically dealt with above, if the failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•	uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money, including default under any other series of debt securities, beyond any period of grace with respect thereto if (a) the aggregate principal amount of the obligation is in excess of the greater of $100,000,000 or 5% of our consolidated total debt; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings; and

•	specified events of bankruptcy, insolvency, receivership or reorganization.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of our obligations released, terminated and discharged with respect to the notes (“Legal Defeasance”), except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)	our obligations with respect to the notes concerning temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions.

In addition, we may, at our option and at any time, elect to have our obligations released, terminated and discharged with respect to certain provisions of the indenture and the notes (“Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs, any defeasible event of default will no longer constitute an event of default.

To exercise either Legal Defeasance or Covenant Defeasance:

(1)

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the beneficial owners of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit and/or the grant of any security interest to secure such borrowing);

(5)	the deposit must not result in a breach or violation of, or constitute a default under, any other material instrument to which we are a party or by which we are bound;

(6)	such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7)	we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8)	we must deliver to the trustee an officers’ certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9)	we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

The notes, and the indenture as it relates to the notes, will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of notes and certain rights of the trustee, as expressly provided for in the indenture), when:

(1)

either (a) all of the notes theretofore authenticated and delivered under the indenture (except lost, stolen or destroyed notes that have been replaced or paid and notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the notes to the date of deposit (in the case of notes that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	we have paid all other sums then due and payable with respect to the notes under the indenture by us; and

(3)	we have delivered to the trustee an officers’ certificate and an opinion of counsel, which, taken together, state that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture as it relates to the notes have been complied with.

BOOK-ENTRY ISSUANCE

The notes will trade in book-entry only form through the facilities of The Depository Trust Company. The notes will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. As long as the depositary is the depositary for the notes, you may hold interests in the notes through participants in the depositary, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the depositary’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in the depositary, on the other hand, would also be subject to the rules and procedures of the depositary.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both the depositary and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the notes as represented by a global certificate.

For additional information relating to DTC and the book-entry issuance system, see “Description of Debt Securities—Book-Entry, Delivery and Form” in the accompanying prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relevant to the acquisition, ownership, and disposition of the notes by U.S. Holders and by Non-U.S. Holders (each as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings of the Internal Revenue Service (the “IRS”), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of notes that is neither a U.S. Holder nor an entity (including an arrangement treated for U.S. federal income tax purposes as an entity) that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity.” If an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” owns notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” and that owns notes, and any members of such an entity, are encouraged to consult their own tax advisors.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, persons that purchase or sell notes as part of a wash sale for tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of state, local or foreign taxation. This summary only applies to those beneficial owners that purchase notes in the initial offering at the initial offering price and that hold notes as “capital assets” within the meaning of Section 1221 of the Code. In the case of any Non-U.S. Holder who is an individual, this summary assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental, or, in certain circumstances, it is significantly more likely than not that such contingency will not occur. We intend to take the position that the contingencies on the notes (for example, your right to require us to purchase the notes upon a Change of Control, as described under “Description of the Notes—Change of Control Repurchase Event”)

will not cause the “contingent payment debt instrument” rules of the Treasury regulations to apply. A successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the notes, and could also cause any gain from the sale or other disposition of a note to be treated as ordinary income rather than as capital gain. Beneficial owners of the notes are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this summary assumes that the notes will not be considered to be contingent payment debt instruments.

This summary is included for general information only, may not be applicable depending upon a holder’s particular situation, and is not legal or tax advice. Persons considering the purchase of the notes are encouraged to consult their own tax advisers concerning the application of the U.S. federal tax laws to their particular situations as well as any state, local, and foreign tax consequences of the acquisition, ownership, and disposition of the notes.

U.S. Holders

Stated Interest

It is anticipated, and this summary assumes, that the notes will be issued with a de minimis amount of original issue discount, if any (as determined under the Code). Stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder’s method of tax accounting).

Disposition of Notes

In the case of a sale or other taxable disposition (including a redemption or retirement) of a note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. Holder, reduced by any payments (other than payments of stated interest) made on such note. A gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of a note generally will constitute capital gain or loss and will be long-term capital gain and loss if at the time of the sale or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by an individual upon the sale or other taxable disposition of a note are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other taxable disposition of a note is subject to limitations.

Unearned Income Medicare Contribution Tax

A 3.8% Medicare contribution tax will generally be imposed on the “net investment income” of certain United States individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property (such as the notes), less certain deductions.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply with respect to payments of principal and interest on the notes to a U.S. Holder, and with respect to payments to a U.S. Holder of any proceeds from a disposition of the notes. In addition, a U.S. Holder may be subject to a backup withholding tax on such payments that are subject to information reporting if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.

Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Interest

Interest earned on a note by a Non-U.S. Holder will be considered “portfolio interest,” and (subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance”) will not be subject to U.S. federal income tax or withholding, if:

•	the Non-U.S. Holder is neither (i) a “controlled foreign corporation” that is related to the Company as described in Section 881(c)(3)(C) of the Code, (ii) a bank receiving the interest on a loan made in the ordinary course of its business, nor (iii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of the equity interests in the Company;

•	the certification requirements described below are satisfied; and

•	the interest is not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, are not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder.

In general, the certification requirements will be satisfied if either (i) the beneficial owner of the note provides, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that includes the beneficial owner’s name and address and that certifies, under penalties of perjury, that the beneficial owner is not a United States person, or (ii) a securities clearing organization, bank, or other financial institution which holds customers’ securities in the ordinary course of its trade or business holds the note on behalf of a beneficial owner and provides to the person that otherwise would be required to withhold U.S. tax, a statement certifying under penalties of perjury that an applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) has been received by it from the beneficial owner, or from another financial institution acting on behalf of the beneficial owner, and furnishes a copy to the person that otherwise would be required to withhold U.S. tax. These certification requirements may be satisfied with certain other documentary evidence in the case of a note held through a qualified intermediary.

Any payments to a Non-U.S. Holder of interest that do not qualify for the “portfolio interest” exemption and that are not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, are not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable income tax treaty). To claim a reduction or exemption under an applicable income tax treaty, a Non-U.S. Holder must generally submit, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS W-8BEN-E (or a suitable substitute form).

Any interest earned on a note that is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by a Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

Disposition of Notes

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance,” any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in “—Non-U.S. Holders—Interest”) recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless:

•	the gain is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

•	in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

In the case of a Non-U.S. Holder whose gain is described in the first bullet point above, any such gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.

An individual Non-U.S. Holder described in the second bullet point above will, unless an applicable income tax treaty provides otherwise, be subject to a flat 30% tax on such gain, which may be offset by certain U.S. source capital losses even though the individual is not considered a resident of the United States.

Backup Withholding and Information Reporting

Any payments of interest on the notes to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

Any payments of interest on the notes to a Non-U.S. Holder generally will not be subject to backup withholding and additional information reporting, provided that (i) the Non-U.S. Holder certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or (ii) the Non-U.S. Holder otherwise establishes an exemption.

The payment to a Non-U.S. Holder of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a note by or through the foreign office of a foreign broker (within the meaning of applicable Treasury regulations). However, with respect to a payment of the proceeds of the disposition of a note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States: information reporting requirements generally will apply unless the broker has documentary evidence that the holder is not a United States person and certain other conditions are met, or the holder otherwise establish an exemption; and backup withholding will not apply unless the disposition is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a United States person or otherwise does not satisfy the requirements for an exemption.

Any amounts withheld from a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the Non-U.S. Holder, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax will be imposed on interest paid with respect to the notes and payments of proceeds from the sale or other disposition of notes after December 31, 2018 to “foreign financial institutions” (including non-U.S. investment funds) or “non-financial foreign entities” (each as defined in the Code) (whether such foreign financial institutions or non-financial foreign entities are acting as beneficial owners or intermediaries), unless they meet the information reporting requirements of FATCA. To avoid withholding, a foreign financial institution generally will need to enter into an agreement with the IRS that states that it will provide the IRS certain information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders (including certain debt and equity holders), comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions, non-compliant non-financial foreign entities, or to account holders who fail to provide the required information, and determine certain other information as to its account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations, may modify these requirements. A non-financial foreign entity generally will need to provide either the name, address, and taxpayer identification number of each substantial U.S. owner, or certifications of no substantial U.S. ownership, to avoid withholding, unless certain exceptions apply.

Prospective investors are encouraged to consult their own tax advisors regarding the application of FATCA to investments in the notes. Prospective investors are also encouraged to consult their banks or brokers about the likelihood that payments to those banks or brokers (for credit to such investors) will become subject to withholding in the payment chain. Investors in the notes could be affected by FATCA withholding if a financial institution or other intermediary in the payment chain, such as a bank or broker, through which they hold the notes is subject to withholding because it fails to comply with the reporting requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated February     , 2017, the underwriters named below, for which Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives, have agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes set forth opposite each name below.

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$
J.P. Morgan Securities LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The notes constitute a new issue of securities with no established trading market. We have not applied and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. The underwriters have advised us that they presently intend to make a market in the notes after completion of the offering. However, the underwriters are under no obligation to do so and may discontinue market-making activities at any time without notice. We can give you no assurance as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Underwriters	Paid by us
Per note		%
Total	$

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $        .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Offering Price, Concessions and Reallowances

The underwriters have advised us that they propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer such notes to selected dealers at the public offering price minus a selling concession of up to         % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession to certain other dealers of up to         % of the principal amount of the notes. After the initial offering of the notes, the underwriters may change the public offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Stabilization

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve the purchases of the notes in the open market after the distribution has been completed to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

No Public Offering Outside of the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the notes in any jurisdiction where action for that purpose is required. Accordingly, the notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the notes may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules or regulations of any such country or jurisdiction.

Other Relationships

In the ordinary course of business of their various business activities, the underwriters or their respective affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with Snap-on Incorporated and its affiliates. In particular, certain affiliates of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are parties to and lenders under our multi-currency revolving credit facility. Our multi-currency revolving credit facility was negotiated on an arms-length basis and contains customary terms pursuant to which the lenders receive customary fees. Citibank, N.A., acting as co-syndication agent and a lender under our multi-currency revolving credit facility, is an affiliate of Citigroup Global Markets Inc.

In addition, from time to time, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or the account of customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the

“Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject to the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Dealer or Dealers nominated by the issuer for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

Foley & Lardner LLP, Milwaukee, Wisconsin, our counsel, will pass on the validity of the notes for us. Davis Polk & Wardwell LLP, New York, New York, counsel for the underwriters, will pass on certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements incorporated in the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the effectiveness of Snap-on Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (File No. 001-07724). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of that registration statement, but do not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document we file at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov or on our website located at http://www.snapon.com. Information on our internet website is not incorporated into this prospectus supplement or the accompanying prospectus.

The Securities and Exchange Commission allows us to “incorporate by reference” into the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of the accompanying prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the Securities and Exchange Commission and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 9, 2017; and

•	Proxy Statement on Schedule 14A filed on March 11, 2016, to the extent specifically incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended January 2, 2016.

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in but not delivered with this prospectus supplement and accompanying prospectus. You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

Snap-on Incorporated

Attention: Secretary

2801 80th Street

Kenosha, Wisconsin 53143

(262) 656-5200

PROSPECTUS

COMMON STOCK

DEBT SECURITIES

DEBT WARRANTS

PREFERRED STOCK

PREFERRED WARRANTS

COMMON WARRANTS

We may offer these securities in amounts, at prices and on terms determined at the time of offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold. The supplement or other offering material may add, update or change information contained in this prospectus. Our common stock is traded under the symbol “SNA” on the New York Stock Exchange.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

You should read this prospectus and any supplement carefully before you invest.

See “Risk Factors” in our most recent Annual Report on Form 10-K and in any prospectus supplement, or in such other document we refer you to in any prospectus supplement, for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2015.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”). You should read this prospectus together with the more detailed information regarding our company, our securities and our financial statements and notes to those statements that appear elsewhere in this prospectus or that we incorporate in this prospectus by reference.

You should rely on the information contained in, or incorporated by reference in, this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus, any prospectus supplement or any other offering material. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the respective dates on the front of the prospectus, prospectus supplement or other offering material, as applicable. For purposes of this prospectus, unless the context otherwise indicates, when we refer to “Snap-on,” “us,” “we,” “our,” “ours,” or the “Company” we are describing Snap-on Incorporated, including, as appropriate, its subsidiaries.

FORWARD-LOOKING STATEMENTS

Statements in this document, and the documents incorporated by reference, that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that any forward-looking statements included in this document that are based upon assumptions and estimates were developed by management in good faith and are subject to risks, uncertainties or other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results or regarded as a representation by the Company or its management that the projected results will be achieved. For those forward-looking statements, Snap-on cautions the reader that numerous important factors, such as those listed below, as well as those factors discussed in its Annual Report on Form 10-K, for the fiscal year ended January 3, 2015, particularly those in “Part I, Item 1A: Risk Factors,” as well as in its subsequent filings with the SEC, could affect the Company’s actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, Snap-on.

i

These risks and uncertainties include, without limitation, uncertainties related to estimates, statements, assumptions and projections generally, and the timing and progress with which Snap-on can attain value through its Snap-on Value Creation Processes, including its ability to realize efficiencies and savings from its rapid continuous improvement and other cost reduction initiatives, improve workforce productivity, achieve improvements in the Company’s manufacturing footprint and greater efficiencies in its supply chain, and enhance machine maintenance, plant productivity and manufacturing line set-up and change-over practices, any or all of which could result in production inefficiencies, higher costs and/or lost revenues. These risks also include uncertainties related to Snap-on’s capability to implement future strategies with respect to its existing businesses, its ability to refine its brand and franchise strategies, retain and attract franchisees, further enhance service and value to franchisees and thereby help improve their sales and profitability, introduce successful new products, successfully pursue, complete and integrate acquisitions, as well as its ability to withstand disruption arising from natural disasters, planned facility closures or other labor interruptions, the effects of external negative factors, including adverse developments in world financial markets, weakness in certain areas of the global economy, and significant changes in the current competitive environment, inflation, interest rates and other monetary and market fluctuations, changes in tax rates and regulations, and the impact of energy and raw material supply and pricing, including steel and gasoline, the amount, rate and growth of Snap-on’s general and administrative expenses, including health care and postretirement costs (resulting from, among other matters, U.S. health care legislation and its implementation), continuing and potentially increasing required contributions to pension and postretirement plans, the impacts of non-strategic business and/or product line rationalizations, and the effects on business as a result of new legislation, regulations or government-related developments or issues, risks associated with data security and technological systems and protections, and other world or local events outside Snap-on’s control, including terrorist disruptions. Snap-on disclaims any responsibility to update any forward-looking statement provided in this document, except as required by law.

In addition, investors should be aware that generally accepted accounting principles in the United States of America (“U.S. GAAP”) prescribe when a company should reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.

ii

THE COMPANY

Snap-on was incorporated under the laws of the state of Wisconsin in 1920 and reincorporated under the laws of the state of Delaware in 1930. Snap-on is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs designed to facilitate the sales of its products.

Snap-on markets its products and brands through multiple sales distribution channels in more than 130 countries. Snap-on’s largest geographic markets include the United States, the United Kingdom, Canada, Germany, Australia, Japan, France, Italy, Sweden, Spain, China, Brazil, the Netherlands, Saudi Arabia, Mexico, Argentina, Denmark, Norway, India, the Russian Federation, Finland and Indonesia. Snap-on reaches its customers through the Company’s franchisee, Company-direct, distributor and internet channels. Snap-on originated the mobile tool distribution channel in the automotive repair market.

Snap-on’s primary customer segments include: (i) commercial and industrial customers, including professionals in critical industries and emerging markets; (ii) professional vehicle repair technicians who purchase products through the Company’s worldwide mobile tool distribution network; and (iii) other professional customers related to vehicle repair, including owners and managers of independent and original equipment manufacturer (“OEM”) dealership service and repair shops (“OEM dealerships”). Snap-on’s Financial Services customer segment includes: (i) franchisees’ customers and Snap-on’s industrial and other customers who require financing for the purchase or lease of tools and diagnostics and equipment products on an extended-term payment plan; and (ii) franchisees who require financing for business loans and vehicle leases.

Snap-on’s business segments are based on the organization structure used by management for making operating and investment decisions and for assessing performance. Snap-on’s reportable business segments are: (i) the Commercial & Industrial Group; (ii) the Snap-on Tools Group; (iii) the Repair Systems & Information Group; and (iv) Financial Services. The Commercial & Industrial Group consists of business operations serving a broad range of industrial and commercial customers worldwide, including customers in the aerospace, natural resources, government and technical education market segments (collectively, “critical industries”), primarily through direct and distributor channels. The Snap-on Tools Group consists of business operations primarily serving vehicle service and repair technicians through the Company’s worldwide mobile tool distribution channel. The Repair Systems & Information Group consists of business operations serving other professional vehicle repair customers worldwide, primarily owners and managers of independent repair shops and OEM dealerships, through direct and distributor channels. Financial Services consists of the business operations of Snap-on Credit LLC (“SOC”), the Company’s financial services business in the United States, and Snap-on’s other financial services subsidiaries in those international markets where Snap-on has franchise operations.

Snap-on’s headquarters is located at 2801 80th Street, Kenosha, Wisconsin 53143, and the Company’s telephone number is (262) 656-5200.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

RATIO OF EARNINGS TO FIXED CHARGES

Snap-on’s ratio of earnings to fixed charges for each of the periods indicated is included in the table below:

	Nine Months Ended		Fiscal Year
	October 3, 2015	September 27, 2014	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	13.8	12.3	12.5	10.1	9.0	7.6	5.9

SECURITIES TO BE OFFERED

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time securities in one or more offerings. We may offer and sell the following securities: common stock, debt securities, debt warrants, preferred stock, preferred warrants and common warrants. This prospectus provides you with a general description of these securities.

Each time we offer securities, we will provide you with a prospectus supplement and possibly other offering material that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus.

DESCRIPTION OF COMMON STOCK

We are authorized by our restated certificate of incorporation to issue up to 250,000,000 shares of common stock, par value $1.00 per share. As of December 1, 2015, 58,046,108 shares were outstanding.

The description of our common stock included in Amendment No. 1 to our Registration Statement on Form 8-A/A, dated October 14, 2009 (File No. 1-7724), is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities.

Senior debt securities would be issued under the indenture, dated January 8, 2007, between Snap-on and U.S. Bank National Association, as trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the “indenture.”

The following summaries of the material provisions of the indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indenture does not limit the amount of debt, either secured or unsecured, that we may issue under the indenture or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, at a premium or at an original issue discount. Some of the debt securities may be issued under the indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.

Snap-on conducts a material amount of its operations through subsidiaries and it expects that it will continue to do so. As a result, the right of Snap-on to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of holders of the notes to benefit as creditors of Snap-on from any distribution are subject to prior claims of creditors of the subsidiary. The notes will also effectively rank junior in right of payment to any secured debt of Snap-on.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculation thereof) on which the principal of the offered debt securities is payable;

•	the rate or rates (or the manner of calculation thereof) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable and each office or agency where the offered debt securities may be presented for transfer or exchange;

•	the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	the application, if any, of certain provisions of the indenture relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•	if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•	if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such offered debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such offered debt securities are denominated or stated to be payable and the currency in which such offered debt securities or any of them are to be so payable;

•	whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•	the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	whether any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such offered debt securities to be authenticated and delivered; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture).

Unless otherwise indicated in any prospectus supplement, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registerable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Floating Rate Notes

Floating rate notes issued under the indenture will bear interest at a floating interest rate. Interest payable on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to but excluding the interest payment date or the date of maturity, as the case may be.

The interest rate for the initial interest period will be the three-month London Interbank Offered Rate (“LIBOR”), determined as described below as of the applicable determination date, plus a number of basis points to be described in the related prospectus supplement. The interest rate on floating rate notes for each subsequent interest period will be reset quarterly on each interest payment date. Floating rate notes will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR plus a number of basis points to be described in the related prospectus supplement.

The interest rate in effect for floating rate notes on each day will be (a) if that day is an interest reset date, the interest rate determined as of the determination date (as defined below) immediately preceding such interest reset date, or (b) if that day is not an interest reset date, the interest rate determined as of the determination date immediately preceding the most recent interest reset date. The determination date will be the second London Business Day immediately preceding the applicable interest reset date.

The calculation agent will be the trustee initially. LIBOR will be determined by the calculation agent as of the applicable determination date in accordance with the following provisions:

•	LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S. $1,000,000 having a three-month maturity, beginning on the second London Business Day immediately following that determination date, which appears on Reuters Page LIBOR01 (as defined below) as of approximately 11:00 a.m., London time, on that determination date. “Reuters Page LIBOR01” means the display designated on page “LIBOR01” on Reuters (or such other page as may replace the page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Page LIBOR01, LIBOR for such determination date will be determined in accordance with the provisions of the next paragraph.

•	With respect to a determination date on which no rate appears on Reuters Page LIBOR01 as of approximately 11:00 a.m., London time, on that determination date, the calculation agent will request the principal London office of each of four major reference banks (which may include an affiliate of one or more underwriters) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, beginning on the second London Business Day immediately following that determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on that determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. If at least two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that determination date by three major banks selected by the calculation agent (after consultation with us) for loans in U.S. dollars to leading European banks having a three-month maturity beginning on the second London Business Day immediately following that determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, if the banks selected by the calculation agent are not quoting the rates described in this sentence, LIBOR for that determination date will be LIBOR determined with respect to the immediately preceding determination date, or in the case of the first determination date, LIBOR for the initial interest period.

If the date of maturity of any floating rate notes falls on a day that is not a LIBOR Business Day, the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any interest reset date or interest payment date (other than at the date of maturity) would otherwise be a day that is not a LIBOR Business Day, that interest reset date and interest payment date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such interest reset date and interest payment date (other than at the date of maturity) shall be the immediately preceding LIBOR Business Day.

“LIBOR Business Day” means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized to close and that is also a London Business Day.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Fixed Rate Notes

Fixed rate notes will bear interest at a fixed interest rate as set forth in the applicable supplemental indenture, prospectus supplement or other document or agreement that may be executed from time to time. Unless set forth in such other agreement, the interest payable on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to but excluding the interest payment date or the date of maturity, as the case may be.

Optional Redemption

Floating Rate Notes

All or a portion of floating rate notes may be redeemed at our option at any time or from time to time, after a set date to be identified in the applicable prospectus supplement. The redemption price of floating rate notes will be 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on any floating rate notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to such floating rate notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of floating rate notes. Once notice of redemption is mailed, floating rate notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

On and after the redemption date, interest will cease to accrue on floating rate notes or any portion of floating rate notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on any floating rate notes to be redeemed on that date. If less than all of any floating rate notes are to be redeemed, any floating rate notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of floating rate notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of floating rate notes that are not represented by a global security.

Fixed Rate Notes

All or a portion of fixed rate notes may be redeemed at our option at any time or from time to time. The redemption price for any fixed rate notes to be redeemed on any redemption date will be equal to the greater of the following amounts (plus, in each case, accrued and unpaid interest on such fixed rate notes to the redemption date):

•	100% of the principal amount of the fixed rate notes being redeemed on the redemption date; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the fixed rate notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), plus a set number of basis points to be identified in the applicable prospectus supplement, as determined by the Reference Treasury Dealer (as defined below).

Notwithstanding the foregoing, installments of interest on fixed rate notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the fixed rate notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of such fixed rate notes. Once notice of redemption is mailed, fixed rate notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of fixed rate notes, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of fixed rate notes.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (c) if only one Reference Treasury Dealer Quotation is received, such Quotation.

“Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) that is selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on fixed rate notes or any portion of such fixed rate notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on fixed rate notes to be redeemed on that date. If less than all of any fixed rate notes are to be redeemed, any fixed rate notes to be redeemed shall be selected by lot by DTC, in the case of fixed rate notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of fixed rate notes that are not represented by a global security.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies or foreign currency unit or units will be described in the related prospectus supplement.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement.

Covenants Applicable to Senior Debt Securities

Limitations on Secured Debt

We may not, and may not permit our restricted subsidiaries to, create, assume, or guarantee any indebtedness secured by mortgages, pledges, liens, encumbrances, conditional sale or title retention agreements (excluding operating leases) or other security interests, which we refer to collectively as security interests, on any of our principal properties or any shares of capital stock or indebtedness of any of our restricted subsidiaries without making effective provision for securing the senior debt securities offered under this prospectus and any prospectus supplement equally and ratably with the secured debt. Notwithstanding this limitation on secured debt, we and our restricted subsidiaries may have debt secured by:

•

(a) any security interest on any property hereafter acquired or constructed by us or a restricted subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by us or a restricted subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any security interest upon such property existing at the time of acquisition thereof, whether or not assumed by us or such restricted subsidiary; or (c) any security interest existing on the property or on the outstanding shares of capital stock or indebtedness of a person at the time such person shall become a restricted subsidiary; or (d) a security interest on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a restricted subsidiary or at the time of a sale, lease or other disposition of the properties of a person or firm as an entirety or substantially as an entirety to us or a restricted subsidiary, provided, however, that no such security interest shall extend to any other principal property of ours or such restricted subsidiary prior to such acquisition or to the other principal property thereafter acquired other than additions to such acquired property;

•	security interests in property of ours or a restricted subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit us or a restricted subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such security interests;

•	any security interest on any property or assets of any restricted subsidiary to secure indebtedness owing by it to us or to a restricted subsidiary;

•	any security interest on any property or assets of ours to secure indebtedness owing by us to any restricted subsidiary;

•	mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

•	any security interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license and any security interest to secure public or statutory obligations;

•	security interests for taxes, assessments or governmental charges or levies not yet delinquent, or the security interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

•	security interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

•	landlords’ liens on fixtures located on premises leased by us or a restricted subsidiary in the ordinary course of business;

•	security interests in connection with certain permitted receivables financings; or

•	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest permitted by the indenture.

Limitation on Sale and Leaseback Transactions

We and our restricted subsidiaries may not engage in sale and leaseback transactions (excluding such transactions between us and our restricted subsidiaries or between our restricted subsidiaries) whereby a principal property that is owned by us or one of our restricted subsidiaries and that has been in full operation for more than 180 days is sold or transferred with the intention of taking back a lease of such property (except a lease for a term of no more than three years entered into with the intent that the use by us or such restricted subsidiary of such property will be discontinued on or before the expiration of such term).

The sale and leaseback of a principal property is not prohibited, however, if we and the applicable restricted subsidiary would be permitted under the indenture to incur secured debt equal in amount to the amount realized or to be realized upon the sale or transfer secured by a lien on the principal property to be leased without equally and ratably securing the senior debt securities. We and our restricted subsidiaries may also engage in an otherwise prohibited sale and leaseback transaction if an amount equal to the value of the principal property so leased is applied, subject to credits for delivery by us to the trustee of senior debt securities we have previously purchased or otherwise acquired and specified voluntary redemptions of the senior debt securities, to the retirement (other than mandatory retirement), within 120 days of the effective date of the arrangement, of specified indebtedness for borrowed money incurred or assumed by us or a restricted subsidiary, as shown on our most recent consolidated balance sheet and, in the case of our indebtedness, the indebtedness is not subordinate and junior in right of payment to the prior payment of the senior debt securities.

Permitted Secured Debt

Notwithstanding the limitations on secured debt and sale and leaseback transactions described in this prospectus, we and our restricted subsidiaries may, without securing the senior debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect to any secured debt permitted by this exception, the aggregate amount of our secured debt and that of our restricted subsidiaries then outstanding (excluding indebtedness secured by the types of security interests listed above under the heading “Limitations on Secured Debt”) and the aggregate value of sale and leaseback transactions, other than sale and leaseback transactions in connection with which indebtedness has been, or will be, retired in accordance with the preceding paragraph, at such time does not exceed 10% of our consolidated stockholders’ equity.

For purposes of determining the amount of secured debt permitted by the exception described in the paragraph above, “consolidated stockholders’ equity” means, at any date, our stockholders’ equity and that of our consolidated subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles; provided that, our consolidated stockholders’ equity and that of our consolidated subsidiaries is to be calculated without giving effect to (i) the application of Accounting Standards Codification Topic 715 relating to postretirement benefits and pension plans, or (ii) the cumulative foreign currency translation adjustment. The term “consolidated subsidiary” means, as to any person, each subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such person in accordance with generally accepted accounting principles.

Restrictions on Transfer of Principal Properties to Specified Subsidiaries

The indenture provides that, so long as the senior debt securities of any series are outstanding, we will not, and will not cause or permit any restricted subsidiary to, transfer any principal property to any unrestricted subsidiary, unless such subsidiary shall apply within one year after the effective date of the transaction, or shall have committed within one year of the effective date to apply, an amount equal to the fair value of the principal property at the time of transfer:

•	to the acquisition, construction, development or improvement of properties or facilities which are, or upon the acquisition, construction, development or improvement will be, a principal property or properties or a part thereof;

•	to the redemption of senior debt securities;

•	to the repayment of indebtedness of us or any of our restricted subsidiaries for money borrowed having a maturity of more than 12 months from the date of our most recent consolidated balance sheet, other than any indebtedness owed to any restricted subsidiary; or

•	in part, to an acquisition, construction, development or improvement, and in part, to redemption and/or repayment, in each case as described above.

The fair value of any principal property for purposes of this paragraph will be as determined by our board of directors. In lieu of applying all or any part of any amount to the redemption of senior debt securities, we may, within one year of the transfer, deliver to the trustee under the indenture senior debt securities of any series (other than senior debt securities made the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of senior debt securities by an amount equivalent to the aggregate principal amount of the senior debt securities so delivered.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

•	“principal property” means any manufacturing plant, office building or similar facility (including associated fixtures but excluding leases and other contract rights that might otherwise be deemed real property) owned by us or any restricted subsidiary, whether owned on the date hereof or thereafter, provided each such plant, office building or similar facility has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of five percent of the consolidated net tangible assets of us and the restricted subsidiaries and is located in the United States of America, Canada or the Commonwealth of Puerto Rico, other than any such plant, office building or similar facility or portion thereof which, in the opinion of the board of directors (evidenced by a certified board resolution thereof delivered to the Trustee), is not of material importance to the business conducted by us and our restricted subsidiaries taken as a whole;

•	“restricted subsidiary” means any subsidiary of the Company that is not an unrestricted subsidiary;

•	“secured debt” means indebtedness for money borrowed and any debt which is secured by a security interest in (a) any principal property or (b) any shares of capital stock or indebtedness of any restricted subsidiary;

•	“subsidiary” means any person of which we, or we and one or more of our subsidiaries, or any one or more subsidiaries, directly or indirectly own more than 50% of the voting stock of such person; and

•	“unrestricted subsidiary” means (a) any subsidiary of ours that at the time of determination shall be designated an unrestricted subsidiary by the board of directors (provided, however, that any subsidiary of ours having, as of the end of our most recently completed fiscal year, (i) assets with a value in excess of 5% of the total value of the assets of us and our subsidiaries taken as a whole, or (ii) gross revenue in excess of 5% of our total (gross) revenue and of our subsidiaries taken as a whole, may not be designated as an unrestricted subsidiary under the indenture); and (b) any subsidiary of an unrestricted subsidiary.

Merger

The indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other person, provided that:

•	the successor person is a person organized and existing under the laws of the United States or a state thereof;

•	the successor person expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by the successor corporation; and

•	immediately after giving effect to the transaction, no default under the indenture has occurred and is continuing.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor person complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the indenture contains no covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indenture

With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may be made which will:

•	extend the fixed maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities, without the consent of the holder of each outstanding debt security affected thereby; or

•	without the consent of all of the holders of any series of debt securities then outstanding affected thereby, reduce the percentage of debt securities of that series, the holders of which are required to consent to:

•	any supplemental indenture;

•	rescind and annul a declaration that the debt securities of any series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the indenture and its consequences; and

•	waive compliance with other specified provisions of the indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the indenture:

•	to evidence the succession of another person to us under the indenture, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of us pursuant to specified provisions of the indenture;

•

to add to the covenants of us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•	to modify the indenture to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the trustee; or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of the holders;

•	to secure the debt securities of all series in accordance with the indenture;

•	to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for the issuance under the indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•	to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security, as permitted by the indenture, and to provide for the issuance of any additional series of debt securities, as permitted by the indenture.

Defeasance, Satisfaction and Discharge to Maturity or Redemption

Defeasance of any Series

If we deposit with the trustee, in trust, at or before maturity or redemption, (a) lawful money in an amount, (b) direct obligations of the United States, or of any other government which issued the currency in which the debt securities of a series are denominated, or obligations which are guaranteed by the United States or the other government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds, or (c) a combination thereof in an amount, sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus and events of default relating to the payment of other indebtedness and the performance of covenants that are not specifically described as events of default in the indenture, except as to:

•	our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

•	certain of the events of default described under “Events of Default” below; and

•	other specified provisions of the indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the indenture.

Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.

Satisfaction and Discharge of any Series

Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the indenture (excluding the exceptions discussed above under the heading “Defeasance of any Series”) would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

•	the absence of an event of default at the date of deposit or on the 91st day thereafter;

•	our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

•	that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Events of Default

As to any series of debt securities, an event of default is defined in the indenture as being:

•	default for 30 days in payment of any interest on the debt securities of that series;

•	failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

•	failure to pay or satisfy any sinking fund payment or similar obligation with respect to any series of debt securities when due;

•	failure to observe or perform any other covenant, warranty or agreement in the indenture or debt securities of any series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the indenture governing events of default, if the failure continues for 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding;

•	uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money, including default under any other series of debt securities, beyond any period of grace with respect thereto if (a) the aggregate principal amount of the obligation is in excess of the greater of $50,000,000 or 5% of our consolidated total debt; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings;

•	specified events of bankruptcy, insolvency, receivership or reorganization; or

•	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of their knowledge, we are in default under any of the provisions of the indenture, and specifying all defaults, and the nature thereof, of which they have knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

The trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder.

Actions upon Default

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We and our affiliates utilize a full range of treasury services, including investment management and currency and derivative trading, from the trustee and its affiliates in the ordinary course of business to meet our funding and investment needs.

Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and specified related matters.

Book-Entry, Delivery and Form

Except as set forth below, debt securities will be represented by one or more permanent, global note in registered form without interest coupons (the “Global Notes”).

The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes (as defined below) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our agents or agents of the trustee has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for definitive notes in registered certificated form (“Certificated Notes”), and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $1,000 and in integral multiples of $1,000, if:

•	DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event we fail to appoint a successor depositary within 90 days; or

•	there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note also may be exchanged for Certificated Notes in the limited other circumstances permitted by the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the

Global Note Holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF DEBT WARRANTS

We may issue, alone or together with debt securities, debt warrants for the purchase of debt securities. The debt warrants will be issued under a debt warrant agreement to be entered into between us and a warrant agent to be selected at time of issuance. The debt warrant agreement may include or incorporate by reference standard warrant provisions.

General

If debt warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the debt warrants, including, among other things, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Holders of debt warrants do not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, or interest on, the debt securities or to enforce any of the covenants of the debt securities or the indenture except as otherwise provided in the indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the warrant agent office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the debt warrants evidenced by the certificate. Surrendered debt warrant certificates must be accompanied by payment of the aggregate exercise price of the debt warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material.

Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrant holder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued representing the unexercised debt warrants.

DESCRIPTION OF PREFERRED STOCK

We are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 15,000,000 shares of preferred stock, $1.00 par value, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be adopted by the board of directors or a duly authorized committee thereof. We have no outstanding shares of preferred stock. However, 450,000 shares of a series of preferred stock have been designated as Series A Junior Preferred Stock (the “Series A Junior Preferred Stock”).

The description below sets forth certain general terms and provisions of the shares of preferred stock covered by this prospectus. The specific terms of the preferred stock to be offered (the “Offered Preferred Stock”) will be described in the prospectus supplement relating to such Offered Preferred Stock. The following summaries of certain provisions of the preferred stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation and the certificate of designation relating to the particular series of preferred stock.

If so indicated in any prospectus supplement, the terms of the Offered Preferred Stock may differ from the terms set forth below.

General

Unless otherwise specified in any prospectus supplement relating to the Offered Preferred Stock, each series of preferred stock will rank on a parity as to dividends, upon liquidation and in all other respects with all other preferred stock, except the Series A Junior Preferred Stock, which will, if issued, rank junior to all series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. The preferred stock will not be convertible into shares of common stock or other shares and holders thereof will have no preemptive rights. The preferred stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the prospectus supplement relating to the Offered Preferred Stock.

Reference is made to any prospectus supplement relating to the Offered Preferred Stock offered thereby for specific terms, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or methods of calculation thereof applicable to such preferred stock;

•	the date from which dividends on such preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, of such preferred stock;

•	the provision for a sinking fund, if any, for such preferred stock;

•	the provision for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Subject to the terms of the Offered Preferred Stock, the remaining authorized shares of undesignated preferred stock may be issued by us in one or more series, at any time or from time to time, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the board of directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of the preferred stock.

As used herein, the term “Pari Passu Preferred” means the preferred stock and any shares of stock issued by us ranking on a parity with the preferred stock as to payment of dividends and upon distribution of assets, and the term “Junior Stock” means the Common Stock, the Series A Junior Preferred Stock and any other stock issued by us ranking junior to the Pari Passu Preferred.

Dividends

Holders of the Offered Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the board of directors, out of our assets legally available for payment, at such rate and on such dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock books on the record dates fixed by the board of directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If, for any dividend period or periods, dividends on any Pari Passu Preferred have not been paid or declared and set apart for payment, we may not declare any dividends (except a dividend payable in Junior Stock or in options, rights or warrants to purchase or acquire Junior Stock) on, or make any distribution (except as aforesaid) on the Junior Stock, or make any payment on account of the purchase, redemption or other retirement of Junior Stock (except out of the proceeds of the sale of Junior Stock). Dividends in full may not be declared or paid or set apart for payment on any series of Pari Passu Preferred unless (i) there shall be no arrearages in dividends for any past dividend periods on any series of Pari Passu Preferred and (ii) to the extent that such dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all Pari Passu Preferred. Any dividends declared or paid when dividends are not so declared, paid or set apart in full shall be shared ratably by the holders of all series of Pari Passu Preferred in proportion to such respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Offered Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of any Junior Stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Pari Passu Preferred are not paid in full, the holders of Pari Passu Preferred will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Pari Passu Preferred will not be entitled to any further participation in any distribution of assets by us. A consolidation or merger of the Company with or into any corporation or corporations or a sale of all or substantially all of our assets shall not be deemed to be a liquidation, dissolution or winding up of the Company.

Redemption

If so determined by the board of directors, the Offered Preferred Stock will be redeemable in whole or in part at our option, at the times and at the redemption prices set forth in the applicable prospectus supplement and/or other offering documents.

If dividends on any series of Pari Passu Preferred have not been paid in full or declared and set apart for payment, no series of Pari Passu Preferred may be redeemed as a whole or in part, unless all series of Pari Passu Preferred are simultaneously redeemed, and we may not purchase or acquire any shares of Pari Passu Preferred otherwise than pursuant to an exchange offer made on the same terms to all holders of Pari Passu Preferred, without in either case the consent of the holders of at least two-thirds of all Pari Passu Preferred voting together as a single class without regard to series.

Voting Rights

Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the equivalent of six quarterly dividends payable on any series of preferred stock or any other series of Pari Passu Preferred that has comparable voting rights are in default (whether or not declared or consecutive), the number of directors of the Company shall be increased by two and the holders of all outstanding series of preferred stock and such Pari Passu Preferred (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until all dividends in default have been paid or declared and set apart for payment. The holders of preferred stock and such Pari Passu Preferred may exercise such special class voting rights at meetings of the stockholders for the election of directors or, under certain circumstances, at special meetings for the purpose of electing such directors, in either case at which the holders of not less than one-third of the aggregate number of shares of Preferred Stock and such Pari Passu Preferred are present in person or by proxy.

The affirmative vote of the holders of at least two-thirds of the outstanding Pari Passu Preferred, voting as a single class without regard to series, will be required (i) for any amendment of our restated certificate of incorporation that will adversely affect the preferences, rights or voting powers of the Pari Passu Preferred, but, in any case in which one or more, but not all, series of Pari Passu Preferred would be so affected as to their preferences, rights or voting powers, only the consent of the holders of at least two-thirds of the shares of each series that would be so affected, voting separately as a class, shall be required or (ii) to issue any class of stock that shall have preference as to dividends or distribution of assets over any outstanding Pari Passu Preferred.

DESCRIPTION OF PREFERRED AND COMMON WARRANTS

We may issue, alone or together with preferred stock or common stock, warrants for the purchase of preferred stock or common stock. The preferred or common warrants will be issued under a warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The warrant agreement may include or incorporate by reference standard warrant provisions.

General

If preferred or common warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the warrants, including, among other things, the following:

•	the offering price, if any;

•	the designation, the security, as well as the terms of any preferred stock, purchasable upon exercise of the applicable warrants;

•	if applicable, the date on and after which the warrants and the related offered securities will be separately transferable;

•	the number of shares of preferred stock or common stock purchasable upon exercise of one preferred or common warrant, as appropriate, and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the warrants; and

•	any other terms of the warrants.

Exercise of Preferred or Common Warrants

Preferred or common warrants may be exercised by surrendering to the designated warrant agent the warrant certificate with the form of election to purchase on the reverse side of the certificate duly completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the warrants evidenced by the certificate. Surrendered preferred or common stock warrant certificates must be accompanied by payment of the aggregate exercise price of the warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material. The payment must be made in U.S. dollars, unless otherwise provided in the related prospectus supplement and/or other offering material. Upon the warrant agent’s receipt of the surrendered warrant certificates and payment of the aggregate exercise price of the warrants, the warrant agent will request that the transfer agent issue and deliver to, or upon the written order of, the exercising warrant holder, a certificate representing the number of shares of preferred stock or common stock, as appropriate, purchased. If less than all of the warrants evidenced by any warrant certificate are exercised, the warrant agent will deliver to the exercising warrant holder a new warrant certificate representing the unexercised preferred or common stock warrants.

Anti-dilution and Other Provisions

The exercise price payable and the number of shares of preferred stock or common stock purchasable upon the exercise of each preferred or common stock warrant, and the number of preferred or common stock warrants outstanding, will be subject to adjustment if specified events occur. In lieu of adjusting the number of shares of preferred stock or common stock purchasable upon exercise of each preferred or common stock warrant, we may elect to adjust the number of preferred or common stock warrants. No adjustment in the number of shares purchasable upon exercise of the preferred or common stock warrants will be required until cumulative adjustments require an adjustment of at least 1% of the number of shares purchasable. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of preferred or common stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. In the case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding preferred or common stock warrant will have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of preferred stock or common stock into which the preferred or common stock warrants were exercisable immediately prior to the consolidation, merger, or sale or conveyance, subject to payment of the aggregate exercise price of the preferred or common stock warrants.

No Rights as Shareholders

Prior to the exercise of their preferred or common warrants, holders of preferred or common warrants will not, solely by virtue of such holdings, have any of the rights of holders of the preferred stock or common stock purchasable upon such exercise, and will not be entitled to any dividend payments on the preferred stock or common stock purchasable upon such exercise.

LEGAL MATTERS

Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus and the prospectus supplements. The opinion of Quarles & Brady LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Quarles & Brady LLP may be subject to other conditions and assumptions, as indicated in the prospectus supplements.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 1-7724). We also filed a Registration Statement on Form S-3, including exhibits (the “Registration Statement”), under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus is a part of the Registration Statement, but does not contain all of the information included in the Registration Statement or the exhibits to the Registration Statement. You may read and copy the Registration Statement and any other document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and on our website at http://www.snapon.com.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:

i.	our Annual Report on Form 10-K for the fiscal year ended January 3, 2015;

ii.	our Quarterly Reports on Form 10-Q for the quarters ended April 4, 2015, July 4, 2015, and October 3, 2015;

iii.	our Current Report on Form 8-K dated April 30, 2015; and

iv.	the description of our common stock contained in Amendment No. 1 to the Registration Statement on Form 8-A/A, dated October 14, 2009.

You may request a copy of these filings, at no cost, by writing to or calling us at our principal executive offices:

Snap-on Incorporated

Attn: Secretary

2801 80th Street

Kenosha, Wisconsin 53143

(262) 656-5200

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date.

$

Snap-on Incorporated

% Notes due

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup

J.P. Morgan

February     , 2017